UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 2, 2020

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck,	New Jersey	07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	CTSH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.
On February 5, 2020, Cognizant Technology Solutions Corporation (the “Company”), issued a press release to report the Company’s financial results for the quarter and year ended December 31, 2019. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.*

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 2, 2020, Francisco D’Souza informed the Board of Directors (the “Board”) of the Company that he will leave the Board effective March 31, 2020.
On February 3, 2020, the Board appointed Vinita Bali to the Board to fill a current vacancy effective February 24, 2020. Ms. Bali will serve until the 2020 annual meeting of stockholders of the Company. The Board determined that Ms. Bali qualifies as an “independent director” under the rules of The Nasdaq Stock Market, LLC. Ms. Bali was selected as a director based on her extensive experience leading large multinational corporations in senior business and marketing roles and as a public company director, as summarized below.
Ms. Bali, 64, was most recently Managing Director and Chief Executive Officer of Britannia Industries, an India-based food company, from 2005 to 2014. Prior to Britannia, she spent most of her career serving in leadership roles across the world for The Coca-Cola Company and Cadbury Schweppes Plc. She spent nearly a decade with Coca-Cola in several roles including Vice President and Head, Corporate Strategy, based in the United States, as President, Andean Division, based in Chile, and as Worldwide Marketing Director, based in the United States. Prior to that, she spent 14 years with Cadbury serving in senior marketing roles across a number of geographies, including South Africa, Nigeria, India and the U.K. Ms. Bali currently serves on the board of directors of two public companies listed on the New York Stock Exchange (NYSE): Bunge Ltd. (NYSE: BG), an agribusiness and food company, since 2018, where she is a member of the Compensation Committee, the Sustainability and Corporate Responsibility Committee and the Audit Committee; and Smith & Nephew Plc (NYSE: SNN), a global portfolio medical technology business, since 2014, where she is a member of the Remuneration Committee and the Compliance & Culture Committee. She also currently serves on the boards of directors for two companies listed on the National and Bombay stock exchanges in India: Syngene International Ltd., a research and manufacturing company, since 2017; and CRISIL Ltd., a global analytical company providing ratings, research and risk and policy advisory services, since 2014. She previously served on the board of directors of several other companies listed on the NYSE or in India.
Ms. Bali holds an M.B.A. from the Jamnalal Bajaj Institute of Management Studies in India, and a B.A. in Economics from the University of Delhi, India.
In connection with her appointment, Ms. Bali will receive compensation for serving on the Board as follows:

•
A cash retainer of $25,082 (the pro-rated portion of the $90,000 annual cash retainer amount paid to all directors for service between the 2019 and 2020 annual meetings of stockholders of the Company);

•
The grant of a number of restricted stock units equal in value to $58,525 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share on February 24, 2020 (rounded down to the nearest whole share), with such stock grant to vest on February 24, 2021 (such grant being the pro-rated portion of the $210,000 in restricted stock units, based on fair market value on date of grant, granted to all directors for service between the 2019 and 2020 annual meetings of stockholders of the Company); and

•	For service on any committee of the Board Ms. Bali may be appointed to, $1,500 per meeting (excluding telephonic meetings of 30 minutes or less).
Ms. Bali is expected to enter into the Company’s standard form of indemnification agreement for directors and officers with the Company.

Item 7.01.	Regulation FD Disclosure.
The Company’s investor presentation containing additional financial information for the quarter and year ended December 31, 2019 is attached to this current report on Form 8-K as Exhibit 99.2*.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Cognizant Technology Solutions Corporation, dated February 5, 2020.
99.2	Investor Presentation, dated February 5, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*
The information in Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2 of this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Karen McLoughlin
Name:	Karen McLoughlin
Title:	Chief Financial Officer

Date: February 5, 2020